UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

Restaurant Brands International Inc. (the Company) intends to share the following information, or portions thereof, with investors.

2021 Quarterly Metrics for Firehouse Subs. Shown for informational purposes only, consistent with its fiscal calendar.

	Q1 2021	Q2 2021	Q3 2021	Q4 2021
	(unaudited)
System-wide Sales Growth
U.S. (a)	25.6%	36.8%	18.5%	17.7%
Canada	72.2%	71.4%	39.8%	26.9%
Global	27.0%	37.9%	19.3%	18.1%

System-wide Sales (in US$ millions)
U.S. (a)	$244	$274	$266	$260
Canada	$10	$12	$12	$13
Global	$254	$286	$278	$273

Net Restaurant Growth
U.S. (a)	1.1%	1.6%	1.1%	1.0%
Canada	24.2%	33.3%	32.4%	19.5%
Global	1.7%	2.5%	2.0%	1.6%

System Restaurant Count at Period End
U.S. (a)	1,157	1,159	1,155	1,164
Canada	41	44	49	49
Global	1,198	1,203	1,204	1,213

Comparable Sales
U.S. (a)	23.9%	31.3%	15.2%	15.2%
Canada	32.2%	30.7%	8.3%	2.5%
Global	24.2%	31.2%	14.9%	14.7%
(a) U.S. figures include Puerto Rico.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: February 15, 2022	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary